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                                                                    EXHIBIT 99.3


                              EXPRESS SCRIPTS, INC.

                                OFFER TO EXCHANGE

                      9 5/8% SERIES B SENIOR NOTES DUE 2009
                       FOR ANY AND ALL OF THE OUTSTANDING
                      9 5/8% SERIES A SENIOR NOTES DUE 2009


                                                                         , 1999

TO OUR CLIENTS:

                  Enclosed for your consideration is a Prospectus, dated [    ],
1999 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Express Scripts, Inc. (the "Issuer") and Diversified Pharmaceutical Services, Inc. ("DPS"), ESI/VRx Sales Development Co. ("ESI/VRx"), Express Scripts Vision Corporation ("Vision"), IVTx, Inc. ("IVTx"), Managed Prescription Network, Inc. ("MPN"), MHI, Inc. ("MHI"), Value Health, Inc. ("VHI"), ValueRx, Inc. ("ValueRx"), ValueRx Pharmacy Program, Inc. ("ValueRx Pharmacy"), YourPharmacy.com, Inc. ("YourPharmacy"), and Health Care Services, Inc. ("HCS," and together with DPS, ESI/VRx, Vision, IVTx, MPN, MHI, VHI, ValueRx, ValueRx Pharmacy, and YourPharmacy, the "Guarantors," and each a "Guarantor"), are offering, to exchange $1,000 in principal amount of the Issuer's 9 5/8% Series B Senior Notes due 2009, guaranteed by the
Guarantor (the "Exchange Notes"), for each $1,000 in principal amount of outstanding 9 5/8% Series A Senior Notes due 2009, guaranteed by the Guarantor (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (except as provided herein or in the Prospectus) and are not subject to any covenant regarding registration under the Securities Act of 1933, as amended (the "Securities Act"). The Outstanding Notes are unconditionally guaranteed (the "Old Guarantees") by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the "New Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the outstanding Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in exchange. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Exchange Offer" include the Guarantor's offer to exchange the New Guarantees for the Old Guarantees, references to the "Exchange Notes" include the related New Guarantees and references to the "Outstanding Notes" include the related Old Guarantees. The Issuers will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

                  This material is being forwarded to you as the beneficial
owner of Outstanding Notes carried by us for your account or benefit but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Outstanding Notes in the Exchange Offer.
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                  Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. However, we urge you to read the Prospectus carefully before instructing us as to whether or not to tender your Outstanding Notes.

                  Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will
expire at 5:00 P.M., New York City Time, on   , 1999, unless the Exchange Offer
is extended by the Issuer. The time the Exchange Offer expires is referred to as the "Expiration Date." Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date.

                  IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OUTSTANDING NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE REVERSE HEREOF. The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

                  If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

                  Please carefully review the enclosed material as you consider the Exchange Offer.
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                                  INSTRUCTIONS

             INSTRUCTION TO REGISTERED HOLDER AND/OR DTC PARTICIPANT
                              FROM BENEFICIAL OWNER
                                       OF
                           9 5/8% SERIES A SENIOR NOTES
                                    DUE 2009

                  The undersigned hereby acknowledges receipt of the
Prospectus dated [     ], 1999 (as the same may be amended or supplemented from
time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Express Scripts, Inc. (the "Issuer") and Diversified Pharmaceutical Services, Inc. ("DPS"), ESI/VRx Sales Development Co. ("ESI/VRx"), Express Scripts Vision Corporation ("Vision"), IVTx, Inc. ("IVTx"), Managed Prescription Network, Inc. ("MPN"), MHI, Inc. ("MHI"), Value Health, Inc. ("VHI"), ValueRx, Inc. ("ValueRx"), ValueRx Pharmacy Program, Inc. ("ValueRx Pharmacy"), YourPharmacy.com, Inc. ("YourPharmacy"), and Health Care Services, Inc. ("HCS," and together with DPS, ESI/VRx, Vision, IVTx, MPN, MHI, VHI, ValueRx, ValueRx Pharmacy, and YourPharmacy, the "Guarantors," and each a "Guarantor"), to exchange $1,000 in principal amount of the Issuer's 9 5/8% Series B Senior Notes due 2009, guaranteed by the Guarantors, (the "Exchange Notes"), for each $1,000 in principal amount of outstanding 9 5/8% Series A Senior Notes due 2009, guaranteed by the Guarantors, (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

                  This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

                  The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

                  $_______________ of the Outstanding Notes.

                  With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

                  $_______________ of the Outstanding Notes.

[ ] NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.